Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 1 TO MASTER REPURCHASE AGREEMENT

AMENDMENT NO. 1 TO MASTER REPURCHASE AGREEMENT, dated as of June 28, 2017 (this “Amendment”), by and between TH COMMERCIAL JPM LLC (“Seller “) and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, Seller and Buyer are parties to that certain Uncommitted Master Repurchase Agreement, dated as of December 3, 2015 (the “Existing Repurchase Agreement”; as amended hereby and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”);

WHEREAS, in connection therewith, Seller and Buyer entered into that certain Fee and Pricing Letter, also dated as of December 3, 2015 (the “Existing Fee Letter”; as amended by that certain Amendment No. 1 to Fee and Pricing Letter, dated as of the date hereof (the “Fee Letter Amendment”), and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Fee Letter”);

WHEREAS, Seller has requested that from and after the Effective Date, (a) Two Harbors Investment Corp., a Maryland corporation (“Initial Guarantor”), shall be released from its obligations under that certain Guarantee Agreement, dated as of December 3, 2015 (the “Existing Guarantee Agreement”), made by Initial Guarantor in favor of Buyer, and (b) simultaneously therewith, Granite Point Mortgage Trust Inc., a Maryland corporation (“New Guarantor”), shall become the guarantor pursuant to an Amended and Restated Guarantee Agreement, dated as of the date hereof (the “New Guarantee Agreement”), made by New Guarantor in favor of Buyer; and

WHEREAS, Seller and Buyer have agreed, subject to the terms and conditions hereof, that the Repurchase Agreement shall be amended as set forth in this Amendment.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

SECTION 1.                         Amendments to Repurchase Agreement.

(a)         The definitions of “Affiliate” “Change of Control”, “Guarantee Agreement”, “Guarantor”, “Manager”, “Maturity Date” and “Maximum Facility Amount”, as set forth in Article 2 of the Repurchase Agreement, are each hereby amended and restated in their entirety to read as follows:

“Affiliate” shall mean, when used with respect to any specified Person, (i) any other Person directly or indirectly controlling, controlled by, or under common control with, such Person. Control shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative thereto, or (ii) any “affiliate” of such Person, as such term is defined in the Bankruptcy Code; provided, however, that in no event shall any of the following entities be considered an “Affiliate” of Seller or Guarantor: (i) Pine River Domestic Management L.P., Pine River Capital Management LLC, PRCM Advisers LLC or Manager (collectively, the “Pine River Entities”); or (ii) any Subsidiary or other Affiliate of, or any fund or other entity managed or advised from time to time by, any of the Pine River Entities solely to the extent that such Person would be considered an Affiliate solely as a result of a Pine River Entity’s direct or indirect ownership interest therein.

“Change of Control” shall mean, (a) with respect to Seller or Guarantor, if any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a percentage of the total voting power of all Capital Stock of such Person entitled to vote generally in the election of directors, members or partners of 35% or more, (b) if Guarantor shall cease to own and Control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of Granite Point Operating Company LLC (hereinafter, “OPCO”), (c) if OPCO shall cease to own and Control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of TH Commercial Holdings LLC (hereinafter, “Holdings”), (d) with respect to Parent, if Holdings shall cease to own and Control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of Parent, (e) with respect to Seller, if Parent (or a replacement for Parent that is acceptable to Buyer, which enters into a pledge agreement and delivers to Buyer the membership interest certificates in Seller, in each case, in form and substance acceptable to Buyer) shall cease to own and Control, of record and beneficially, directly 100% of each class of outstanding Capital Stock of Seller or (f) with respect to Manager, the sale, merger, consolidation or reorganization of Manager with or into any entity that is not an Affiliate of the Manager or Guarantor as of the Closing Date.

“Guarantee Agreement” shall mean the Amended and Restated Guarantee Agreement, dated as of June 28, 2017, from Guarantor in favor of Buyer, in form and substance acceptable to Buyer, as may be amended from time to time in accordance therewith.

“Guarantor” shall mean Granite Point Mortgage Trust Inc., a Maryland corporation.

“Manager” shall mean Pine River Capital Management L.P., a Delaware limited partnership.

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“Maturity Date” shall mean June 28, 2019 or the immediately succeeding Business Day, if such day shall not be a Business Day (the “Initial Maturity Date”), or such later date as may be in effect pursuant to Article 3(n) hereof.  For the sake of clarity, the Maturity Date shall not be any date beyond June 28, 2020 (the “Final Maturity Date”).

“Maximum Facility Amount” shall mean $500,000,000.

(b)         Article 2 of the Repurchase Agreement is hereby amended by inserting the following new defined term in correct alphabetical order:

“Amendment Structuring Fee” shall have the meaning specified in the Fee Letter.

(c)          Article 3(n)(i) of the Repurchase Agreement is hereby amended by deleting the date “December 3, 2018” at the end thereof and inserting the date “June 28, 2020” in lieu thereof.

(d)         Exhibit XVI to the Repurchase Agreement is hereby amended and restated in its entirety as set forth on Exhibit A to this Amendment.

(e)          Annex I to the Repurchase Agreement is hereby amended and restated in its entirety as set forth on Annex I to this Amendment.

(f)           Exhibit II to the Repurchase Agreement is hereby amended and restated in its entirety as set forth on Exhibit II to this Amendment.

SECTION 2.                         Conditions Precedent.  This Amendment shall become effective on the date upon which all of the following has occurred, but only so long as all of the following has occurred on or before September 30, 2017:

(a)         Buyer has received written notice from Seller that a public offering involving the issuance of common equity interests in New Guarantor has achieved financial close;

(b)         this Amendment has been executed and delivered by a duly authorized officer of each of Seller and Buyer;

(c)          the Fee Letter Amendment has been executed and delivered by a duly authorized officer of each of Seller and Buyer;

(d)         the New Guarantee Agreement has been executed and delivered by New Guarantor and acknowledged by Initial Guarantor and Buyer;

(e)          Buyer has received payment from Seller of the Amendment Structuring Fee; and

(f)           Buyer has received secretary certificates, incumbency certificates and lien searches in respect of New Guarantor relating to bankruptcy, judgments, litigation, tax liens and

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UCC filings, and opinions as to corporate and enforceability matters of New Guarantor and either new legal opinions or bring down letters (affirming the legal opinions provided to Buyer on the Closing Date), in each case, acceptable to Buyer and its counsel (such date on which each of the conditions set forth in clauses (a) through (f) are satisfied, the “Effective Date”).

If all of the conditions set forth in this Section 2 have not been satisfied on or before September 30, 2017, this Amendment, the Fee Letter Amendment and the New Guarantee Agreement shall each be null and void, and the Existing Repurchase Agreement, the Existing Fee Letter and the Existing Guarantee Agreement shall each remain fully enforceable in all respects in accordance with their respective terms.

SECTION 3.                         Covenant Compliance Certificate.  Seller further covenants and agrees that (a) Seller shall deliver to Buyer within five (5) Business Days following the Effective Date a Covenant Compliance Certificate in form and substance satisfactory to Buyer and (b) failure by Seller to comply with the preceding clause (a) shall constitute an immediate Event of Default under Article 12 of the Repurchase Agreement.

SECTION 4.                         Representations and Warranties.  On and as of the Effective Date and the date first above written, Seller hereby represents and warrants to Buyer that (a) it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, (b) after giving effect to this Amendment, no Default or Event of Default under the Repurchase Agreement has occurred and is continuing, and (c) after giving effect to this Amendment, the representations and warranties contained in Article 9 of the Repurchase Agreement are true and correct in all respects as though made on such date (except for any such representation or warranty that by its terms refers to a specific date other than the date first above written or the Effective Date, in which case it shall be true and correct in all respects as of such other date).

SECTION 5.                         Limited Effect.  Except as expressly amended and modified by this Amendment, the Repurchase Agreement and each of the other Transaction Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Effective Date, (a) all references in the Repurchase Agreement to the “Transaction Documents”  shall be deemed to include, in any event, this Amendment, and (b) each reference to the “Repurchase Agreement” in any of the Transaction Documents shall be deemed to be a reference to the Repurchase Agreement as amended hereby.

SECTION 6.                         Counterparts.  This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (.PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 7.                         Costs and Expenses.  Seller shall pay Buyer’s reasonable actual out of pocket costs and expenses, including reasonable fees and expenses of accountants, attorneys and advisors, incurred in connection with the preparation, negotiation, execution and consummation of this Amendment.

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SECTION 8.                         Submission to Jurisdiction.  Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Amendment or relating in any way to this Amendment and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.

To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Amendment or relating in any way to this Amendment.

The parties hereby irrevocably waive, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified in the Repurchase Agreement.  The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Section 8 shall affect the right of Buyer to serve legal process in any other manner permitted by law or affect the right of Buyer to bring any action or proceeding against any Seller or its property in the courts of other jurisdictions.

SECTION 9.                         WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT.

SECTION 10.                              GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BUYER:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
a national banking association organized under the laws of the United States

By:	/s/ Thomas N. Cassino
Name: Thomas N. Cassino
Title: Executive Director

SELLER:

TH COMMERCIAL JPM LLC,
a Delaware limited liability company

By:	/s/ John A. Taylor
Name: John A. Taylor
Title: President and CEO

Exhibit A to Amendment

EXHIBIT XVI

FORM OF COVENANT COMPLIANCE CERTIFICATE

[    ] [  ], 201[ ]

JPMorgan Chase Bank, National Association
383 Madison Avenue
New York, New York 10179
Attention:  Thomas Nicholas Cassino

This Covenant Compliance Certificate is furnished pursuant to that certain Master Repurchase Agreement, dated as of December 3, 2015 by and between JPMorgan Chase Bank, National Association (“Buyer”), TH Commercial JPM LLC (collectively, “Seller”) (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Master Repurchase Agreement”).  Unless otherwise defined herein, capitalized terms used in this Covenant Compliance Certificate have the respective meanings ascribed thereto in the Master Repurchase Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.              I am a duly elected Responsible Officer of Seller.

2.              All of the financial statements, calculations and other information set forth in this Covenant Compliance Certificate, including, without limitation, in any exhibit or other attachment hereto, are true, complete and correct as of the date hereof.

3.              I have reviewed the terms of the Master Repurchase Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and financial condition of Seller during the accounting period covered by the financial statements attached (or most recently delivered to Buyer if none are attached).

4.              I am not  aware of any facts, or pending developments that have caused, or may in the future cause the Market Value of any Purchased Asset to decline at any time within the reasonably foreseeable future.

5.              As of the date hereof, and since the date of the certificate most recently delivered pursuant to Article 11(j) of the Master Repurchase Agreement, Seller has observed or performed all of its covenants and other agreements in all material respects, and satisfied in all material respects, every condition, contained in the Master Repurchase Agreement and the related documents to be observed, performed or satisfied by it.

6.              The examinations described in Paragraph 3 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Covenant Compliance Certificate (including after giving effect to any pending Transactions requested to be entered into), except as set forth below.

7.              As of the date hereof, each of the representations and warranties made by Seller in the Master Repurchase Agreement are true, correct and complete in all material respects with the same force and effect as if made on and as of the date hereof, except as to the extent of any Approved Exceptions.

8.              No condition or event that constitutes a “Termination Event”, “Event of Default” or any similar event by Seller, however denominated, has occurred or is continuing under any Hedging Transaction.

9.              Attached as Exhibit 1 hereto is a description of all interests of Affiliates of Seller in any Underlying Mortgaged Property (including without limitation, any lien, encumbrance or other debt or equity position or other interest in the Underlying Mortgaged Property that is senior or junior to, or pari passu with, a Mortgage Asset in right of payment or priority).

10.       Attached as Exhibit 2 hereto are the financial statements required to be delivered pursuant to Article 11 of the Master Repurchase Agreement (or, if none are required to be delivered as of the date of this Covenant Compliance Certificate, the financial statements most recently delivered pursuant to Article 11 of the Master Repurchase Agreement), which financial statements, to the best of my knowledge after due inquiry, fairly and accurately present in all material respects, the financial condition and operations of Seller as of the date or with respect to the period therein specified, determined in accordance with the requirements set forth in Article 11.

11.       Attached as Exhibit 3 hereto are the calculations demonstrating compliance with the financial covenants set forth in Article 9 of the Guarantee Agreement.

To the extent that Financial Statements are being delivered in connection with this Covenant Compliance Certificate, Seller hereby makes the following representations and warranties: (i) it is in compliance with all of the terms and conditions of the Master Repurchase Agreement and (ii) it has no claim or offset against Buyer under the Transaction Documents.

To the best of my knowledge, Seller has, during the period since the delivery of the immediately preceding Covenant Compliance Certificate, observed or performed all of its covenants and other agreements in all material respects, and satisfied in all material respects every condition, contained in the Master Repurchase Agreement and the related documents to be observed, performed or satisfied by it, and I have no knowledge of the occurrence during such period, or present existence, of any condition or event which constitutes an Event of Default or Default (including after giving effect to any pending Transactions requested to be entered into), except as set forth below.

Described below are the exceptions, if any, to paragraph 10, listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Guarantor or Seller has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the financial statements, updates, reports, materials, calculations and other information set forth in any exhibit or other attachment hereto, or otherwise covered by this Covenant Compliance Certificate, are made and delivered this [  ] day of [    ], 201[  ].

TH COMMERCIAL JPM LLC, a
Delaware limited liability company

By:
Name:
Title:

GRANITE POINT MORTGAGE TRUST INC.,
a Maryland corporation

By:
Name:
Title:

Annex I to Amendment

NAMES AND ADDRESSES FOR COMMUNICATIONS BETWEEN PARTIES

Buyer:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

383 Madison Avenue

New York, New York 10179

Attention: Ms. Nancy S. Alto

Telephone: (212) 834-3038

Telecopy: (917) 546-2564

With copies to:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

383 Madison Avenue

New York, New York 10179

Attention: Thomas Nicholas Cassino

Telephone: (212) 834-5158

Telecopy: (212) 834-6029

and

Cadwalader Wickersham & Taft LLP

227 West Trade Street

Charlotte, North Carolina 28202

Attention: Stuart N. Goldstein, Esq.

Telephone: (704) 348-5258

Telecopy: (704) 348-5200

Seller:

TH Commercial JPM LLC

601 Carlson Parkway, Suite 1400

Minnetonka, MN 55305

Attention: General Counsel

Telephone:  (212) 364-5500
Email:  legal-gp@prcm.com

With a copy to:

Granite Point Mortgage Trust Inc.
590 Madison Avenue, 36th Floor
New York, NY  10022
Attention:                                         General Counsel
Telephone:  (212) 364-5500
Email:  legal-gp@prcm.com

Exhibit II to Amendment

AUTHORIZED REPRESENTATIVES OF SELLER

Name	Specimen Signature

John A. Taylor

Marcin Urbaszek

Rebecca B. Sandberg

Mary Riskey